Exhibit 31.1

CERTIFICATIONS

I, John Simard, certify that:

1. I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K/A of XBiotech Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2024

/s/ John Simard
John Simard
Chief Executive Officer and President
(Principal Executive Officer)